Exhibit 99.1

TPG Pace Energy Holdings Announces $2.66 Billion Business Combination with EnerVest’s South Texas Division to Form Publicly Traded Magnolia Oil & Gas Corporation

Formation of Magnolia creates a large-scale, oil-weighted, pure-play South Texas independent oil and gas operator

Assets include top-tier positions in the Eagle Ford and Austin Chalk in the core of Karnes County and an extensive position in the Giddings Field, an emerging high-growth Austin Chalk play

TPGE Chairman and CEO Steve Chazen will lead Magnolia on a full-time basis and reunite with another Occidental Petroleum veteran, Christopher Stavros, who will become CFO

HOUSTON, March 20, 2018 – TPG Pace Energy Holdings Corp. (“TPGE”) (NYSE: TPGE, TPGE.U, TPGE.WS), an energy-focused special purpose acquisition entity led by former Occidental Petroleum Corporation CEO Steve Chazen, today announced it has entered into definitive agreements with certain funds managed by EnerVest, Ltd (“EnerVest”) to acquire the oil and gas assets within EnerVest’s South Texas Division for approximately $2.66 billion in cash and stock. As part of the transaction, TPGE and EnerVest are partnering to create Magnolia Oil & Gas Corporation (“Magnolia”), a new company led by Chazen who will serve as Magnolia’s full-time Chairman, President and CEO. EnerVest will retain a significant ownership stake in Magnolia. The transaction is subject to approval by the TPGE shareholders and other customary closing conditions, and the new company will trade on the NYSE under a new ticker upon closing, which is expected to occur late in the second quarter of 2018.

The formation of Magnolia creates a large-scale, pure-play South Texas operator with top-tier Eagle Ford and Austin Chalk asset positions with more than 40,000 boe per day of production. Magnolia will acquire EnerVest’s approximately 360,000 total net acres in South Texas, which consists of approximately 14,000 net acres in one of the most prolific sections of Karnes County and 345,000 net acres in the emerging, high-growth potential Giddings Field. The acreage position is almost entirely held by production, and the production from the combined asset base is heavily weighted toward oil. We believe the combination of superior operating margins and attractive new well economics will allow Magnolia to deliver high-return, self-funded production growth and generate substantial free cash flow after drilling capital. In addition to Chazen’s leadership, Magnolia will benefit from the corporate support, experience and local knowledge of EnerVest’s South Texas team, which will continue to operate the assets following the closing of the transaction under a long-term services agreement with EnerVest.

TPG Pace Group and Chazen formed TPGE in early 2017 with the intent to build a large scale, focused oil and gas business with a meaningful production base, strong free cash flow and a disciplined financial return philosophy. Following its IPO in May 2017, TPGE began its search for attractive assets that would benefit from Chazen’s operating approach and succeed as a public company with low leverage. A veteran of the oil and gas sector, Chazen has an established track record with more than 25 years of experience implementing disciplined growth strategies and generating shareholder value in the public markets. Upon closing, Chazen will be joined by his long-time colleague and business partner, Christopher Stavros, who will serve as the company’s Chief Financial Officer. Most recently, Stavros served as CFO of Occidental Petroleum Corporation. Chazen and Stavros share the philosophy of generating attractive full-cycle returns while maintaining a strong balance sheet with low leverage.

“In creating Magnolia, we have a unique opportunity to build a new company anchored by what we consider to be some of the highest quality oil producing acreage in the country,” said Chazen. “We believe Magnolia’s acreage in Karnes County has some of the best economics in the United States and, when coupled with the upside in the Giddings Field, is a great fit with our criteria. Our objective is to maximize shareholder returns by generating steady production growth, strong pre-tax margins in excess of industry norms and significant free cash flow. Assuming moderate commodity prices, we plan to invest less than 60% of cash flow to fund a drilling program that consistently delivers more than 10% annual production growth. I look forward to leading this rigorous capital allocation process at Magnolia for the benefit of our shareholders and employees.”

“I have known Steve for more than 20 years and I cannot think of a better executive to lead Magnolia,” said EnerVest CEO and founder John B. Walker. “The playbook he perfected at OXY is a great match for the outstanding acreage we have assembled in South Texas over the last 10 years. All of us at EnerVest look forward to partnering with Steve as he builds Magnolia going forward.”

“We formed TPGE with Steve to build a differentiated oil and gas asset that was positioned for success in the public markets,” said Michael MacDougall, Senior Partner of TPG and Managing Partner for TPG Pace Energy. “Steve has a longstanding reputation for driving strong financial results and accountability, traits that are becoming more important to investors. This transaction reflects our philosophy of matching accomplished executives with great assets and the proper capital structure to maximize our value creation plan. Magnolia brings world-class executives, outstanding assets and now a blue-chip investor base together in a compelling manner, and we are proud to partner with Steve and the larger team at the start of this exciting journey.”

        ************

Magnolia Company Highlights1

•	High-quality, oil-weighted pure-play South Texas operator

•	Approximately 40,000 boe per day of current net production with 31,000 boe per day in Karnes County and 9,000 boe per day in Giddings Field

•	Total production base is 62% oil and 78% liquids

•	Roughly 360,000 net acres, including 14,000 net acres in the core of Karnes County

•	Industry leading all-in-cost and full cycle economics in Karnes County with break-evens in the low $30’s per barrel

•	Estimated new well paybacks of less than one year in both Karnes County and Giddings Field

•	Strong financial profile with low leverage, strong liquidity and substantial cash flow generation after capital requirements of the planned rig program

•	Estimated 2018 EBITDA of $513 million and approximately $240 million of estimated 2018 free cash flow after capital investment[2]

•	Industry leading 10% free cash flow yield[3]. Very low leverage (0.6x 2018 estimated EBITDA) and more than $500 million of initial liquidity

Transaction Details

On March 20, 2018, TPGE entered into definitive agreements to acquire EnerVest’s South Texas Division for approximately $2.66 billion in cash and stock.4 Upon the closing of the business combination, the company will be renamed Magnolia Oil & Gas Corporation. With an anticipated initial enterprise value of $2.66 billion and an estimated $513 million of EBITDA for 2018, the transaction is valued at approximately 5.0x 2018 estimated EBITDA. The company will largely be equity financed as TPGE anticipates $300 million of funded debt (0.6x 2018 estimated EBITDA) at closing alongside a $550 million undrawn credit facility. EnerVest will receive approximately $1.2 billion in cash at closing and will retain roughly 120 million shares of common stock.

In connection with the transaction, TPGE has entered into agreements to raise approximately $330 million through a private placement of roughly 33.0 million shares ($10.00/share) of Class A common stock. This placement was anchored by certain funds and accounts managed by Fidelity Management & Research Company, Davis Selected Advisers, L.P. and certain funds managed by Capital Research and Management Company and included several other leading institutional investors. In addition, Chazen and certain TPG executives will personally subscribe for an additional $25 million investment on the same terms. The private placement is expected to close concurrently with the transaction. The public float after giving effect to this private placement is expected to be approximately $1 billion. Assuming no redemptions of TPGE public shares, the EnerVest funds will own 51% of the issued and outstanding shares of common stock of Magnolia immediately following the closing, the TPGE public investors including the PIPE will own 43% and the remainder will be owned by TPG.

[1]	For additional information regarding the assumptions used with respect to the below company highlights please see the Investor Presentation available on Magnolia’s website.
[2]	TPGE defines free cash flow as EBITDA less capital expenditure.
[3]	TPGE defines free cash flow yield as EBITDA less capital less interest divided by market capitalization at $10 per share. Estimated 2018 projection.
[4]	The $2.66 billion enterprise value includes the effect of TPGE’s sponsor shares.

The transaction was unanimously approved by the board of TPGE and remains subject to the approval of TPGE shareholders and the satisfaction or waiver of other customary conditions. TPGE has secured financing commitments for the anticipated funded debt and RBL. After giving effect to any redemptions by the public shareholders of TPGE, the balance of the approximately $650 million in cash held in the TPGE trust account, together with approximately $350 million of private placement proceeds and the debt financing will be used to pay the seller’s cash consideration and closing costs. Following the consummation of the transaction, Magnolia’s ordinary shares will be listed on the NYSE.

Upon closing, Magnolia will maintain a seven person board, which will include Steve Chazen as Chairman, two appointees named by each of TPGE and EnerVest and two additional independent directors.

In connection with the transaction, EnerVest’s South Texas operating team will continue to operate the assets post-transaction under a long-term services agreement. Under the terms of this services agreement, EnerVest will provide more than 90 dedicated operating, technical and field level employees. Additionally, EnerVest will provide shared services for certain corporate functions under this agreement. Following the closing, EnerVest may earn up to an additional 17 million shares if certain operating and/or stock price targets are achieved. Please see the investor presentation for more detail.

###

Advisors

Credit Suisse Securities (USA) LLC acted as financial advisor to TPGE, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. acted as capital markets advisors to TPGE; Vinson & Elkins L.L.P. acted as legal counsel to TPGE. Citigroup acted as financial advisor and capital markets advisor to EnerVest; Gibson, Dunn & Crutcher LLP acted as legal counsel to EnerVest.

Investor Webcast and Presentation Information

At 10:00 am EST on March 20, 2018, TPGE will be holding an investor conference call to discuss the transaction. For those who wish to participate, the domestic toll-free access number is (877) 389-1525 and the international toll-free access number is (614) 610-4601. Once connected with the operator, please provide the Conference ID number of 8783808 and request access to the Magnolia Transaction Announcement Investor Call.

A replay of the call will also be available from 1:00 pm EST on March 20, 2018 to 11:59 pm EST on March 27, 2018. To access the replay, the domestic toll-free access number is (866) 247-4222 and participants should provide the Conference ID number of 8783808 and request access to the Magnolia Transaction Announcement Investor Call.

About Magnolia Oil & Gas Corporation

Following completion of the transaction, Magnolia Oil & Gas Corporation will be a publicly traded oil and gas exploration and production company with South Texas operations in the core of the Eagle Ford. Magnolia will focus on generating value for shareholders through steady production growth and free cash flow. For more information, visit www.magnoliaoilgas.com.

About TPG Pace Group and TPG Pace Energy Holdings

TPG Pace Group is TPG’s dedicated permanent capital platform. Led by TPG partner Karl Peterson, the platform was created in 2015 with the objective of sponsoring special purpose acquisition companies and other permanent capital solutions for companies. TPG Pace Group has a long-term, patient, and highly flexible investor base, allowing it to seek compelling opportunities that will thrive in the public markets with its sponsorship. TPG Pace Group has sponsored three SPACs and has raised roughly $2 billion since 2015. The first of these vehicles was used to sponsor the public listing of Playa Hotels and Resorts in March of 2017 (NASDAQ: PLYA).

TPG Pace Holdings (NYSE: TPGH, TPGH.U, TPGH.WS) raised $450 million in its June 2017 IPO and is currently seeking targets for a business combination that are suited to generate strong returns in a public market environment while benefitting from the broader operational knowledge, resources and private equity heritage of its team and TPG. For more information, visit www.tpg.com/tpg-pace-holdings.

TPG Pace Energy Holdings Corp. is a $650 million special purpose acquisition company formed by TPG Pace Group and Occidental Petroleum Veteran Steve Chazen that went public on the NYSE in May of 2017. TPGE was formed with the intent to build a large scale, focused oil and gas business with a meaningful production base, strong free cash flow and a disciplined financial return philosophy. Following its IPO, TPGE began its search for attractive assets that would fit with Chazen’s operating approach and succeed as a public company with low leverage. For more information, visit www.tpg.com/pace-energy.

About EnerVest

Houston-based EnerVest, founded in 1992, acquires, develops and operates oil and gas fields in 14 states on behalf of its investors.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the proposed acquisition discussed herein, TPGE’s ability to consummate the transaction, the benefits of the transaction and Magnolia’s future financial performance following the transaction, as well as Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, TPGE and Magnolia disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. TPGE cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of TPGE, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, TPGE cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against TPGE following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of TPGE, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts TPGE’s current plans and operations as a result of the announcement of the transactions; (v) Magnolia’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in TPGE’s periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. TPGE’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Information for Investors and Shareholders

In connection with the proposed business combination, TPGE intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the shareholders of TPGE and will contain important information about the proposed business combination and related matters. TPGE shareholders and other interested persons are advised to read, when available, the proxy statement in connection with TPGE’s solicitation of proxies for the meeting of shareholders to be held to approve the business combination because the proxy statement will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to TPGE shareholders as of a record date to be established for voting on the business combination. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. In addition, shareholders will be able to obtain free copies of the proxy statement by directing a request to: TPG Pace Energy Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: media@mgyoil.com, Attn: Mike Gehrig. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

TPGE, EnerVest and their respective directors and officers may be deemed participants in the solicitation of proxies of TPGE’s shareholders in connection with the proposed business combination. TPGE shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of TPGE in TPGE’s Registration Statement on Form S-1 initially filed with the SEC on April 17, 2017. Additional information will be available in the definitive proxy statement when it becomes available.

For Magnolia Oil & Gas Corporation

Mike Gehrig

713 627-2223

media@mgyoil.com

For TPGE

Luke Barrett

415 743-1550

media@tpg.com

For EnerVest

Ron Whitmire

713 495-6525

Rwhitmire@enervest.net